SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                SCHEDULE 13E-4/A

                          ISSUER TENDER OFFER STATEMENT
            (PURSUANT TO SECTION 13(e)(1) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934)

                               (Amendment No. 1)

                                KLEINERT'S, INC.
                     ---------------------------------------
                                (Name of Issuer)


                                KLEINERT'S, INC.
                     ---------------------------------------
                      (Name of Person(s) Filing Statement)


                     Common Stock, par value $1.00 per share
                     ---------------------------------------
                         (Title of Class of Securities)


                                   498552 10 8
                     ---------------------------------------
                      (CUSIP Number of Class of Securities)


                              Mr. Gerald E. Monigle
                            Vice President - Finance
                                Kleinert's, Inc.
                      120 West Germantown Pike - Suite 100
                           Plymouth Meeting, PA 19462
                                  610-828-7261
 ------------------------------------------------------------------------------
 (Name, Address and Telephone Number of Person Authorized to Receive Notice and
             Communications on Behalf of Person(s) Filing Statement)


                                    Copy to:
                             Steven N. Haas, Esquire
                               Cozen and O'Connor
                               1900 Market Street
                             Philadelphia, PA 19103
                                 (215) 665-2000


                                 April 15, 1997
     (Date Tender Offer First Published, Sent or Given to Security Holders)

                                 --------------

Item 1. Security and Issuer.

     (a) The name of the issuer is Kleinert's, Inc., a Pennsylvania corporation (the "Company"), which has its principal executive offices at 120 West Germantown Pike, Suite 100, Plymouth Meeting, Pennsylvania 19462 (telephone number 610-828-7261).

     (b) This Schedule relates to the offer by the Company to purchase from each record holder of its Common Stock, par value $1.00 per share ("Common Stock" or "Shares"), and from each beneficial holder of Shares who holds such Shares in "street name" through a broker, dealer, commercial bank, trust company or other nominee (individually, a "Record Holder" and collectively, "Record Holders"), up to 1,000 Shares owned by such Record Holder (the "Maximum Tender Amount"), for $18.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 15, 1997 (the "Offer to Purchase") and related Letter of Transmittal, copies of which are attached hereto as Exhibits (a)(1) and (a)(2), respectively. Reference is hereby made to the information set forth in the Offer to Purchase under the captions "Introduction," "Special Factors - Potential Conflicts of Interest," "The Offer
- Number of Shares; Extension of Offer" and "The Offer - Transactions and Arrangements Concerning the Shares," which information is incorporated herein by reference.

     At the expiration of the offering period at 12:00 midnight, Philadelphia time, on Friday, May 30, 1997, an aggregate of 290,004 Shares, including 175,000 Shares issued upon the exercise of certain outstanding stock options of the Company, had been validly tendered and not withdrawn. Pursuant to the terms of the Offer, the Company accepted for purchase and purchased all such tendered Shares.

     (c) The Shares have been deregistered under the Securities Exchange Act of 1934 (the "Exchange Act") and have been delisted from the Nasdaq Stock Market National Market ("NNM"). There are now 178 record holders of the Company's Common Stock and 3,577,831 Shares outstanding. Reference is hereby made to the information set forth in the Offer to Purchase under the caption "The Offer - Price Range of Shares; Dividend Policy," which information is incorporated herein by reference.

     (d) Not applicable.

Item 2. Source and Amount of Funds or Other Consideration.

     (a) - (b) An aggregate of $5,220,072 was paid for the Shares purchased pursuant to the Offer. The Company has entered into an amendment to its existing Line of Credit and Term Loan Agreement with CoreStates Bank, N.A. pursuant to which the Company has borrowed an additional $6,000,000 under an unsecured line of credit facility principally to finance the purchase of the Shares in the Offer. The line of credit facility is convertible, at the option of the Company prior to July 15, 1997, into a term loan which matures in December 2004. Principal under the loan is payable in equal quarter-annual installments commencing September 1, 1997, and interest is payable at rates and at times determined by reference to LIBOR. Reference is hereby made to the information set forth in the Offer to Purchase under the captions "The Offer - Source and Amount of Funds," and "The Offer - Fees and Expenses," which information is incorporated herein by reference.

Item 3. Purpose of Tender Offer and Plans or Proposals of the Issuer or
Affiliate.

     (a) - (j) The purpose of the Offer is to enable shareholders of the Company to sell their Shares at a fair price and without the usual transaction costs associated with market sales, before the Shares are delisted from the NNM and deregistered under the Exchange Act. Reference is hereby made to the information set forth in the Offer to Purchase on the front cover page thereof and under the captions "Introduction," "Special Factors - Background of the Offer," "Special Factors - Purpose of the Offer," "Special Factors - Certain Effects of the Offer" and "The Offer - Effects of the Offer on the Market for Shares; Registration under the Exchange Act," which information is incorporated herein by reference.

Item 4. Interest in Securities of the Issuer.

     Reference is hereby made to the information set forth in the Offer to Purchase under the captions "Introduction," "Special Factors - Background of the Offer," "Special Factors - Potential Conflicts of Interest" and "The Offer - Transactions and Arrangements Concerning the Shares," which information is incorporated herein by reference.

Item 5. Contracts, Arrangements, Understandings or Relationships With Respect to the Issuer's Securities.

     Reference is hereby made to the information set forth in the Offer to Purchase under the captions "Special Factors - Background of the Offer" and "The Offer - Transactions and Arrangements Concerning the Shares," which information is incorporated herein by reference.

Item 6. Persons Retained, Employed or to be Compensated.

     No person has been retained to make solicitations or recommendations with respect to the Offer. Reference is hereby made to the information set forth in the Offer to Purchase under the caption "The Offer - Fees and Expenses," which information is incorporated herein by reference.

Item 7. Financial Information.

     (a) - (b) Reference is hereby made to the summary historical financial information set forth in the Offer to Purchase under the caption "The Offer - Certain Information Concerning the Company," and to the information set forth in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1996, and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 1, 1997 which are attached to the Offer to Purchase as Annex B and Annex C, respectively, which information is incorporated herein by reference.

Item 8. Additional Information.

     (a) - (b) Not applicable.

     (c) Reference is hereby made to the information set forth in the Offer to Purchase under the caption "Special Factors - Purpose of the Offer" and "Special Factors Certain Effect of the Offer," which information is incorporated herein by reference.

     (d) Not applicable.

     (e) Reference is hereby made to the information set forth in the Offer to Purchase and Letter of Transmittal, which are attached hereto as Exhibits (a)(1) and (a)(2), respectively, and incorporated herein by reference.

Item 9. Material to be Filed as Exhibits.

     (a)(1)  Offer to Purchase dated April 15, 1997.*

     (a)(2)  Letter of Transmittal dated April 15, 1997.*

     (a)(3)  Notice of Guaranteed Delivery.*

     (a)(4) Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees dated April 15, 1997.*

     (a)(5) Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*

     (a)(6)  Letter to Shareholders of the Company.*

     (a)(7) Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number.

     (a)(8)  Press Release dated June 13, 1997.

     (a)(9)  Fifth Amendment to Line of Credit and Term Loan
             Agreement dated June 11, 1997.

     (a)(10) New Line of Credit Note dated June 11, 1997.

     (b) Not applicable.

     (c) Not applicable.

     (d) Not applicable.

     (e) Not applicable.

     (f) Not applicable.

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* Previously filed
                                    SIGNATURE

     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                             KLEINERT'S, INC.


Dated:  June 13, 1997

                                             By: /s/ Gerald E. Monigle
                                                 ------------------------------
                                                 Name: Gerald E. Monigle
                                                 Title: Vice President - Finance

                                  EXHIBIT INDEX

                                                                   Sequentially
Exhibit                                                              Numbered
Number                    Description                                  Page
-------                   -----------                              ------------

99(a)(8)       Press Release dated June 13, 1997.

99(a)(9)       Fifth Amendment to Line of Credit
               and Term Loan Agreement dated June 11, 1997.

99(a)(10)      New Line of Credit Note dated June 11, 1997.